UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 19, 2021

F45 Training Holdings Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-40590	38-3978689
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

801 Barton Springs Road, 9th Floor

Austin, Texas 78704

(Address of Principal Executive Offices)

(737) 787-1955

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00005 par value per share	FXLV	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 19, 2021, F45 Training Holdings Inc. (the “Company,” “we” or “our”) closed its initial public offering (“IPO”) of 20,312,500 shares of the Company’s common stock, $0.00005 par value per share (the “Common Stock”), at an offering price of $16.00 per share, pursuant to the Company’s registration statement on Form S-1 (File No. 333-257193), as amended (the “Registration Statement”). In connection with the closing of the IPO, the Company entered into the following agreement previously filed as an exhibit to the Registration Statement:

•

F45 Training Holdings Inc. Third Amended and Restated Stockholders Agreement, dated as of July 14, 2021, by and among F45 Training Holdings Inc., MWIG LLC, Kennedy Lewis Management LP, L1 Capital Long Short Fund, L1 Long Short Fund Limited, L1 Capital Global Opportunities Master Fund, L1 Capital Long Short (Master) Fund, GIL SPE, LLC, and the other stockholders party thereto.

The terms of this agreement are substantially the same as the terms set forth in the form of such agreement filed as Exhibit 10.8 to the Registration Statement and as described therein.

Item 1.02. Termination of a Material Definitive Agreement.

In connection with the closing of the IPO, on July 19, 2021, (i) the Company terminated its Subordinated Credit Agreement, dated as of October 6, 2020 (the “Subordinated Credit Agreement”), with Alter Domus (US) LLC, as Administrative Agent and Australian Security Trustee, and the lenders party thereto, and repaid all outstanding loans thereunder; and (ii) all outstanding convertible notes under the Company’s Subordinated Convertible Credit Agreement, dated as of October 6, 2020 (the “Subordinated Convertible Credit Agreement”), with the noteholders party thereto, including Kennedy Lewis Capital Partners Master Fund II LP and Kennedy Lewis Capital Partners Master Fund LP (collectively, the “KLIM Funds”), were converted into shares of Common Stock, as described below in Item 3.02, and accordingly the Subordinated Convertible Credit Agreement was satisfied in full and terminated. In connection with termination of the Subordinated Credit Agreement, the Company paid a prepayment premium of $3,750,000.00. A description of the material terms of the Subordinated Credit Agreement and the Subordinated Convertible Credit Agreement each can be found in Note 6 to the Company’s unaudited financial statements for the three months ended March 31, 2021 included in Registration Statement, which is incorporated herein by reference. As discussed in footnote (3) to the securityholder table included in the section of the Registration Statement entitled “Principal and Selling Stockholder,” which such description is incorporated herein by reference, Darren Richman, one of our directors, is an affiliate of the KLIM Funds.

Item 3.02. Unregistered Sales of Equity Securities.

In connection with the closing of the IPO, on July 19, 2021, the Company issued (1) 27,368,102 shares of Common Stock upon the conversion of all of its outstanding shares of convertible preferred stock to the holders of such shares of preferred stock; and (2) 14,847,066 shares of Common Stock upon the conversion of all of its outstanding convertible notes to the holders of such convertible notes. The shares of Common Stock were issued in reliance on the exemptions contained in Sections 3(a)(9) and 4(a)(2) of the Securities Act of 1933, as amended.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the closing of the IPO, the Company amended and restated its Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”) and amended and restated its Amended and Restated Bylaws (the “Amended and Restated Bylaws”). The Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on July 19, 2021 and became effective on July 19, 2021, and the Amended and Restated Bylaws became effective immediately prior to the closing of the IPO on July 19, 2021. A description of the material terms of each can be found in the section of the Registration Statement entitled “Description of Capital Stock,” which is incorporated herein by reference. The descriptions of the foregoing are qualified in their entirety by reference to the complete terms and conditions of the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, which are attached hereto as Exhibits 3.1 and 3.2, respectively, and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of F45 Training Holdings Inc.

3.2	Amended and Restated Bylaws of F45 Training Holdings Inc.

10.1	F45 Training Holdings Inc. Third Amended and Restated Stockholders Agreement, dated as of July 14, 2021, by and among F45 Training Holdings Inc., MWIG LLC, Kennedy Lewis Management LP, L1 Capital Long Short Fund, L1 Long Short Fund Limited, L1 Capital Global Opportunities Master Fund, L1 Capital Long Short (Master) Fund, GIL SPE, LLC, and the other stockholders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 19, 2021	F45 Training Holdings Inc.

	By:	/s/ Patrick Grosso
Patrick Grosso
Chief Legal Officer